Exhibit 99

PPL Corporation Corporate Organization (Selected Subsidiaries)

PPL Corporation
PPL Electric Utilities Corporation
PPL Transition Bond Company, LLC
PPL Capital Trust
PPL Capital Trust II
CEP Commerce, LLC
PPL Gas Utilities Corporation
PPL Services Corporation
PPL Capital Funding, Inc.
PPL Properties
Ninth Street and Hamilton Corp.
PPL Energy Funding Corporation
CEP Delaware, Inc.
CEP Reserves, Inc.
PPL Ventures, LLC
PPL Energy Supply, LLC
PPL Investment Corp.
PPL Global, LLC
PPL EnergyPlus, LLC
PPL Synfuel Investments, LLC
PPL Spectrum, Inc.
PPL Energy Services Holdings, LLC
Burns Mechanical, Inc.
H.T. Lyons, Inc.
McClure Company
McCarl's Inc.
Western Mass. Holdings, Inc.
PPL Generation, LLC
PPL Holtwood, LLC
Pennsylvania Mines, LLC
PPL Maine, LLC
PPL Interstate Energy Company
Realty Company of Pennsylvania
PPL Montana Holdings, LLC
PPL Susquehanna, LLC
PPL Montour, LLC
PPL Martins Creek, LLC
PPL Brunner Island, LLC
PPL Rights, Inc. (jointly owned by PPL Montour, PPL Martins Creek, and PPL Brunner Island)